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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               __________________

Date of Report (Date of earliest event reported): March 29, 1996

                               __________________

                               MERRILL CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Minnesota                    0-14082                  41-0946258
- ----------------------------    ------------------------   --------------------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
of incorporation)                                           Identification No.)



                 ONE MERRILL CIRCLE, ST. PAUL, MINNESOTA  55108
                 -----------------------------------------------
               (Address of principal executive offices) (zip code)


Registrant's telephone number, including area code:  (612) 646-4501
                                                     --------------
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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On March 29, 1996, Merrill Corporation, a Minnesota corporation (the
"Registrant"), acquired (the "Acquisition") all of the issued and outstanding capital stock (the "Shares") of FMC Resource Management Corporation, a
Washington corporation ("FMC"), pursuant to a Stock Purchase Agreement, dated as of March 29, 1996 (the "Purchase Agreement"), among the Registrant and all of the shareholders of FMC (the "Shareholders"). FMC had been engaged in the marketing materials manufacture and distribution business and the Registrant will continue to conduct such business.

     The purchase price for the Shares was approximately $7.4 million, representing approximately $5.4 million in cash plus an additional $2.0 million in the form of unsecured, non-negotiable promissory notes payable to the Shareholders. As additional consideration for the purchase of the Shares, the Registrant agreed to pay the Shareholders up to an additional $4.0 million in annual payments of $800,000 provided the Registrant achieves certain budgeted gross profit goals (the "Earnout"). The above-described consideration was arrived at through arm's-length negotiations with the Company.

     There were no prior material relationships between the Registrant or any of the Registrant's affiliates, any director or officer of Registrant, or any associate of any such director or officer, on the one hand, and FMC or the Shareholders, on the other hand. All of the funds for the Acquisition was provided through the Registrant's revolving credit facility with First Bank
System, N.A. and the balance of the purchase price was paid utilizing funds available in the Registrant's operating account. The Registrant anticipates that payments under the Promissory Notes and the Earnout will be paid out of the operating account and through the revolving credit arrangement.

     Additional information concerning the Acquisition is also contained in the Purchase Agreement, a copy of which is attached hereto as an exhibit and is incorporated herein by reference.


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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

a.     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

       The Registrant has determined that it is impracticable at this time to provide the financial statements of FMC that may be required. If required, the Registrant will file such financial statements under cover of an amendment to this Form 8-K as soon as practicable, but in any event within 60 days from the date hereof.

b.     PRO FORMA FINANCIAL INFORMATION.

       The Registrant has determined that it is impracticable at this time to provide the pro forma financial information that may be required. If required, the Registrant will file such pro forma financial information under cover of an amendment to this Form 8-K as soon as practicable, but in any event within 60 days from the date hereof.

c.     EXHIBITS.

       2.1(*)  Stock Purchase Agreement, dated March 28, 1996, by and among
               Merrill Corporation and the Shareholders of FMC Resource
               Management Corporation.

       99.1(*) Press Release of Registrant, dated March 29, 1996.


- ---------------
       (*)Filed herewith.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 15, 1996                     MERRILL CORPORATION
                                           (Registrant)


                                           By /s/ Steven J. Machov
                                              --------------------------
                                             Steven J. Machov
                                             Vice President and General Counsel




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                                INDEX TO EXHIBITS
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


Exhibit                                                                                                Page
- -------                                                                                                ----
2.1     Stock Purchase Agreement, dated March 28, 1996,
        by and among Merrill Corporation and the Shareholders
        of FMC Resource Management Corporation . . . . . . . . . . . . . . . . . .     Filed electronically

99.1    Press Release of Registrant, dated March 29, 1996. . . . . . . . . . . . .     Filed electronically



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